SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by registrant [X]
Filed by a party other than the registrant [  ]
Check the appropriate box:
[ X  ]  Preliminary proxy statement
[    ]  Definitive proxy statement
[    ]  Definitive additional materials
[    ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      Vitafort International Corporation
           (Name of Registrant as Specified in its Charter)

                      Vitafort International Corporation
              (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2).
[    ]   $500 per each party to the controversy pursuant to Exchange Act
Rule 14a-6(i)(3).
[    ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

1)	Title of each class of securities to which transaction applies:


2)	Aggregate number of securities to which transaction applies:


3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


4)	Proposed maximum aggregate value of transaction:


 ]	Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:


	2)	Form, schedule or registration statement No.:


	3)	Filing party:


	4)	Date filed:

NOTICE OF ACTION OF STOCKHOLDERS BY WRITTEN
CONSENT IN LIEU OF STOCKHOLDERS MEETING

Dear Fellow Stockholders:

	On behalf of the Board of Directors and Management of Vitafort International Corporation (the "Company"), I urge you to consider and act upon the following proposals which the Board of Directors recommends that stockholders approve by written Consent in Lieu of a Stockholder's Meeting. To amend the Certificate of Incorporation of the Company to change the change the name of the Company from "Vitafort International Corporation" to "Visionary Holdings, Inc."

	Only stockholders of record at the close of business on February 11, 2000 (the "Record Date"), will be requested to give their consent. To be effective, executed consents must signed dated and received at he office of the Company or its Transfer Agent. While there is no specific deadline for the giving of consents, the Company does not intend to seek consents for a period in excess of sixty days from the first use of this Consent Statement. Any Stockholder who signs a written consent may revoke it by a written revocation delivered to the President of the Company at its offices on or before the such time as the consents of the holders of a majority of the issued and outstanding shares has been received by the Company. There will not be a meeting at which Stockholders may vote in person. If the proposed action is approved by the written consent of the holders of the requisite number of shares of Common Stock, then the Company will file a Certificate of Amendment to its Certificate of Incorporation to effect the name change and shareholders will be advised by the issuance of a press release (or if management deems it advisable, by a mailing to shareholders relating to the change of name). The address of the Company is: Vitafort International Corporation, 1800 Avenue of the Stars - Suite 480, Los Angeles, California 90067.

					BY ORDER OF THE BOARD OF DIRECTORS

					JOHN COPPOLINO,
 					PRESIDENT
					March  1, 2000

YOUR CONSENT IS IMPORTANT. YOU ARE URGED TO DATE, SIGN AND RETURN YOUR CONSENT PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE APPROVAL OF THE PROPOSED CORPORATE ACTIONS BY THE CONSENT OF THE MAJORITY OF THE ISSUED AND OUTSTANDING SHARES MAY BE ASSURED. THE PROMPT RETURN OF YOU CONSENT WILL ALSO AID THE COMPANY IN REDUCING THE EXPENSE OF CONSENT SOLICITATION, THE GIVING OF SUCH CONSENT DOES NOT AFFECT YOUR RIGHT TO CHANGE YOUR VOTE BY REVOKING YOUR CONSENTS IN A SUBSEQUENT WRITING IN ADVANCE OF THE DATE WHEN THE REQUISITE NUMBER OF CONSENTS HAS BEEN RECEIVED BY THE COMPANY.

Vitafort International Corporation
1800 Avenue of the Stars - Suite 480
Los Angeles, California 90067


CONSENT STATEMENT

	Stockholder Consents are being solicited by the Board of Directors of Vitafort International Corporation (the "Company") for use in connection with the taking of an action of Stockholders by Written Consent in Lieu of a Meeting. This Consent Statement and form of Consent are being sent to stockholders on or about March 1, 2000. If the proposed action is approved by the written consent of the holders of the requisite number of shares of Common Stock, then the Company will file a Certificate of Amendment to its Certificate of Incorporation to effect the name change and shareholders will be advised by the issuance of a press release (or if management deems it advisable, by a mailing to shareholders relating to the change of name).

	As of February 11, 2000, the record date, there were 18,127,346 outstanding shares of Common Stock, which is the only outstanding class of securities of the Company entitled to give consent to this proposed action. Each outstanding share of Common Stock is entitled to one vote on the matter to be voted upon.

	Properly executed Consents will be voted in accordance with the instructions indicated in such Consents. If no instructions are indicated, such Consents will be voted in favor of the proposal to amend the Company's Certificate of Incorporation to change the name of the Company from "Vitafort International
Corporation" to "Visionary Holdings, Inc.".

	Any Consents given pursuant to this solicitation may be revoked at any time prior to the Company receiving Consents from the holders of a majority of the issued and outstanding shares of Common Stock, by delivery to the President of the Company of a written notice of revocation.

PRINCIPAL STOCKHOLDERS

	The following table sets forth certain information regarding the Company's Common Stock beneficially owned on February 11, 2000 by: (i) each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more of the Company's Common Stock; (ii) each of the Company's Directors and (iii) all executive officers and Directors as a group. Except as otherwise indicated, all stockholders have sole voting and investment power with respect to the shares listed as beneficially owned by them, subject to the rights of spouses under applicable community property laws:

Name and Address       Number of Shares
of Beneficial Owner    of Common Stock      Percentage of
Identity of Group	   Beneficially Owned   Beneficial Ownership

Mark Beychok (1)     	  1,555,625 (2)		  5.9%

Benjamin Tabatchnick (1)     100,000 (3)             .5%

John Coppolino (1)           493,750 (4)            2.5%

Valerie A. Broadbent (1)      50,000 (5)             .2%

Terra Healthy Living, Ltd. 5,733,743 (6)           29.2%

All directors and
officers as a group.       2,199,375 (2)(3)(4)      9.1%
(4 persons)					   and (5)


(1)	The address of these persons is 1800 Avenue of the Stars,
Suite 480, Los Angeles, California 90067.

(2)	Includes (i) 62,500 shares underlying a currently
exercisable option with an exercise price of $0.10 per share, which expires on December 16, 2000; (ii) 15,000 shares underlying a currently exercisable option with an exercise price of $0.10 per share which expires on September 29, 1999; (iii) 100,000 shares underlying a currently exercisable option with an exercise price of $0.10 per share which expires on November 15, 1999; (iv) 150,000 shares underlying the currently exercisable portion of a stock option, expiring December 16, 2000, which has an exercise price of $0.10 per share; (v) 403,125 shares underlying the currently exercisable portion of a stock option, expiring December 16, 2000, which has an exercise price of $0.10 per share; (vi) 100,000 shares underlying a currently exercisable option with an exercise price of $0.10 which expires on June 16, 2002; (vii) 100,000 shares underlying a currently exercisable option with an exercise price of $.10which expires on December 31, 2002; and (viii) 225,000 shares underlying a currently exercisable option with an exercise price of $0.10 which expires September 1, 2002 and does not include 225,000 shares underlying options which are not currently exercisable with an exercise price of $0.10 expiring September 1, 2002.

 (3)	Mr. Tabatchnick holds a currently exercisable option for
the purchase of 50,000 shares at $0.10 granted in 1998. Mr. Tabatchnick holds a currently exercisable option for an additional 50,000 shares at $0.10 granted in 1997, and has entered into a consulting agreement which provides for the issuance of 50,000 shares, subject to forfeiture if certain performance standards relating to sales into certain markets are not met.

(4)	Includes (i) 168,750 shares underlying a currently
exercisable option with an exercise price of $0.10 per share, which expires on December 16, 2000; (ii) 70,000 shares underlying a currently exercisable option with an exercise price of $0.10 which expires on June 16, 2002; (iii) 225,000 shares underlying a currently exercisable option with an exercise price of $0.10 which expires on September 1, 2002; and does not include (iv) 75,000 shares with an exercise price of $0.10 which are not currently exercisable expiring September 1, 2002.

 (5) Includes (i) 21,000 shares underlying a currently exercisable option with an exercise price of $0.085 per share, which expire on January 29, 2003; (ii) 4,000 shares underlying a currently exercisable option with an exercise price of $0.085 which expire on October 29, 2003; (iii) 25,000 shares with a currently exercisable price of $0.085 which expire on October 29, 2003. It does not include 25,000 shares with an exercise price of $.085, which are not currently exercisable, expiring October 29, 2003.

 (6) Includes 500,000 shares underlying an option with an exercise price of $.25 per share which expires in December 2004. Includes 2,000,000 shares which are subject to redemption by the Company pursuant to an agreement. See "Certain Relationships and Related Transactions." The foregoing is based upon a report on Schedule 13D filed by Terra Healthy Living, Ltd. on February 8, 1999.

PROPOSAL

	TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE NAME OF THE COMPANY FROM "VITAFORT INTERNATIONAL
CORPORATION" TO "VISIONARY HOLDINGS, INC."

	The only amendment to the Charter will be to change the Company's corporate name from "Vitafort International
Corporation" to "Visionary Holdings, Inc." After this amendment is effective, Article FIRST of the Charter will read in its entirety as follows:

"FIRST: The name of the corporation (hereinafter called the "Corporation") is Visionary Holdings, Inc."

	The name change is being made to help create a corporate identity that is tied to the business the Company is developing, which is developing and marketing low fat and fat free snack foods and manufacturing and distributing snack foods for its affiliate Hollywood Partners, Inc.. The name change is also being made to clearly distinguish the Company's current business from its former business. Also, the Company has conducted much of its business during the past year through its subsidiary "Visionary Brands, Inc." which is a Nevada corporation and many of the Company's customers identify the Company with its "Visionary Brands" name. Any future acquisitions or divisions of the Company are likely to be operated through separate subsidiaries and the Company will, in effect, be a holding company for these various subsidiaries. Accordingly, management believes that the proposed name change will prove beneficial and is in the interest of the Company and its shareholders.

	The name change will not affect the validity of currently outstanding stock certificates. The Company's current stockholders will not be required to surrender or exchange any stock certificates that they now hold and should not send such certificates to the Company or its transfer agent for exchange.

	The foregoing summary description of the proposed amendment to the Company's Certificate of Incorporation is not intended to be complete and is qualified in its entirety by reference to the complete text of the proposed amendment attached to this Consent Statement as Exhibit "A."

Vote Required for Approval

	Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. If the amendment is not approved, the Company's name will continue to be "Vitafort International Corporation".

Board of Director's Recommendation

	The Board of Directors believes that the proposal to amend the Certificate of Incorporation to change the name of the Company from "Vitafort International Corporation" to "Visionary
Holdings, Inc." is in the best interests of the Company.
Accordingly, the Board recommends that stockholders vote in favor of the proposed amendment of the Company's Certificate of Incorporation.

OTHER MATTERS

Submission of Shareholder's Proposals

	Shareholders are advised that any proposals they may wish to submit for presentation at next year's Annual Meeting for inclusion in the Company's proxy statement and form of proxy for such meeting must be received by the Company on or before April 1, 2000.

Form 10-K

	UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT A MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998. REQUESTS SHOULD BE MAILED TO MARK BEYCHOK, VITAFORT INTERNATIONAL CORPORATION, 1800 AVENUE OF THE STARS - SUITE 480, LOS ANGELES, CALIFORNIA 90067.

Solicitation of Consents

	The cost of solicitation of Consents in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send consents and consent solicitation material to their principals, and the Company may reimburse them for any attendant expenses.

	In order to ensure the adoption of the proposed action, all stockholders who receive this Consent Statement are requested to sign and return promptly the enclosed Consent in the postage paid envelope provided for that purpose.

		BY ORDER OF THE BOARD OF DIRECTORS

		John Coppolino, President

		March 1, 2000

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
VITAFORT INTERNATIONAL CORPORATION

Pursuant to Section 242
of the General Corporation Law
of the State of Delaware

VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation (the
"Corporation"), hereby certifies as follows:

	 FIRST: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

	Paragraph 1 of the Certificate of Incorporation, relating to the name of the Corporation, is hereby amended to read as follows:


"FIRST: The name of the corporation (hereinafter called the "Corporation") is Visionary Holdings, Inc."

	SECOND: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the holders of at least a majority of the outstanding shares entitled to vote by their giving written consent thereto in accordance with
Section 242 of the Delaware General Corporation Law.

	IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and its Secretary this 1st day of March, 2000.

	VITAFORT INTERNATIONAL CORPORATION

		/s/ John Coppolino
	______________________________________
	      John Coppolino, President


		/s/ Valerie A. Broadbent

	     Valerie A. Broadbent, Secretary

WRITTEN CONSENT OF THE SHAREHOLDERS OF
VITAFORT INTERNATIONAL CORPORATION

	Unless otherwise indicated below, the undersigned, being a stockholder of record of shares of common stock of Vitafort International Corporation (the "Company"), and in the aggregate the holders of record of a majority of the issued and outstanding shares of common stock of the Company, do(es) hereby consent in writing to the adoption of the following resolution and to the taking of all action required or permitted thereby:



	RESOLVED, that the Certificate of
Incorporation of Vitafort International
Corporation be amended to change the name of the Company from "Vitafort International
Corporation" to "Visionary Holdings Inc."



/    /  CONSENTS  /    /  DOES NOT CONSENT   /    /  ABSTAINS

	This written consent may be signed in counterparts all of which taken together shall constitute the consent of the holders of a majority of the issued and outstanding shares of common stock of Vitafort International Corporation.



    Sign Name



  Joint Owner signs (if applicable)



Date:


Please sign your name(s) exactly as it (they) appear on your stock certificates, in the case of joint ownership, both owners must sign. If no indication is made, the consent will be counted as being in favor of the proposal.

SHAREHOLDERS MAY ALSO WITHHOLD THEIR CONSENT BY NOT SIGNING AND
NOT RETURNING THIS CONSENT.